Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1of our report dated October 6, 2009 with respect to the audited financial statements of Ardent Mines Limited for the years ended June 30, 2009 and 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

8 July 2010	MALONEBAILEY, LLP